UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response. . 28.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 21, 2005

3CI COMPLETE COMPLIANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11097	76-0351992
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1517 W. North Carrier Parkway, Suite 104 Grand Prairie, Texas		75050
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(972) 375-0006

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on a Form 8-K dated December 10, 2004, which is incorporated herein by reference, 3CI Complete Compliance Corporation (the “Company”) is a party to the Agreement for Joint Prosecution by and among the Company, Larry F. Robb, on behalf of a class of the Company’s minority stockholders (the “Plaintiffs”) in Robb et al. v. Stericycle, Inc. (the “Louisiana Suit”), and The Wynne Law Firm, legal counsel to the Plaintiffs in the Louisiana Suit (the “Joint Prosecution Agreement”).  By its terms, the Joint Prosecution Agreement was not to become effective until the date, if ever, that the Court in the Louisiana Suit (the “Court”) approved all of the following: (i) certification of the Plaintiffs’ claims as a class action; (ii) The Wynne Law Firm as class counsel to the Plaintiffs; and (iii) the Joint Prosecution Agreement.  The Joint Prosecution Agreement became effective on April 21, 2005.  On February 10, 2005, the Court (i) granted class certification and (ii) approved The Wynne Law Firm as class counsel, and on April 21, 2005, the Court formally approved the Joint Prosecution Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2005	3CI COMPLETE COMPLIANCE CORPORATION

	By:	/s/ Stephen B. Koenigsberg
Stephen B. Koenigsberg
Director and Chairman of the Special Committee of the Board of Directors